                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                               FORM 8-K/A (No. 1)


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 19, 2000


                                 Net4Music Inc.
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)



              0-26192                                  41-1716250
      (Commission File Number)             (IRS Employer Identification No.)


                                 6210 Bury Drive
                          Eden Prairie, Minnesota 55346
              (Address of Principal Executive Offices and Zip Code)


                                 (952) 937-9611
              (Registrant's telephone number, including area code)

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired.

                  Financial Statements of Net4Music S.A. for Years Ended December 31, 1999 and 1998 and the Six Month Periods Ended June 30, 2000 and 1999 consisting of:

                  (1)      Report of Independent Auditors

                  (2) Consolidated Balance Sheets as of December 31, 1998 and 1999 and June 30, 2000

                  (3) Consolidated Statements of Operations for the years ended December 31, 1998 and 1999, and for the six month periods ended June 30, 1999 and 2000

                  (4) Consolidated Statements of Comprehensive Income for the years ended December 31, 1998 and 1999, and for the six month periods ended June 30, 1999 and 2000

                  (5) Consolidated Statement of Shareholders' Equity for the period from January 1, 1998 to June 30, 2000

                  (6) Consolidated Statements of Cash Flows for the years ended December 31, 1998 and 1999, and for the six month periods ended June 30, 1999 and 2000

                  (7)      Notes to Consolidated Financial Statements

         (b)      Pro forma financial information.

                  Unaudited Pro Forma Condensed Combined Financial Information consisting of the following:

                  (1) Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1999 and the six month period ended June 30, 2000*

                  (2) Pro Forma Condensed Combined Balance Sheet as of June 30, 2000*

                  (3)      Notes to Pro Forma Condensed Combined Financial
                           Statements*

                  -----------------

                  *Incorporated by reference to pages 9 through 12 of the Proxy Statement/Prospectus portion of the Registrant's Registration Statement on Form S-4, Reg. No. 333-43660

         (c)      Exhibits

                  See Exhibit Index following the signature page.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Net4Music S.A.

         We have audited the accompanying consolidated balance sheets of Net4Music S.A. and subsidiaries, as of December 31, 1998 and 1999 and the related consolidated statements of operations, comprehensive income, shareholders equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Net4Music S.A. and subsidiaries as of December 31, 1998 and 1999 and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

ERNST & YOUNG AUDIT

Represented by
/s/ Philippe Rahms
Strasbourg, France
August 1, 2000

                                 NET4MUSIC S.A.
                           CONSOLIDATED BALANCE SHEETS

                                                                              AS OF DECEMBER 31          JUNE 30
                                                                             -------------------         -------
                                                                              1998          1999           2000
                                                                             ------        ------        -------
                                                                                 (IN THOUSANDS OF U.S. DOLLARS)

                                                                                                       UNAUDITED
ASSETS
Cash and cash equivalents...............................................    $    22         $4,106      $14,872
Accounts receivable (net of allowance of $20,133, $279,380 and $217,974
   as of December 31, 1998 and 1999, and June 30, 2000, respectively)...        219             52           96
Other current assets....................................................        139            499          884
Prepaid expenses........................................................         35            165           59
                                                                            -------         ------      -------
   Total current assets and prepaid expenses............................        415          4,822       15,911
                                                                            -------         ------      -------
Intangible assets.......................................................        359            551        2,115
   less accumulated amortization........................................       (182)          (118)        (206)
                                                                            -------         ------      -------
   Intangible assets - net..............................................        177            433        1,909
                                                                            -------         ------      -------
Property and equipment at cost..........................................      1,586          1,983        1,996
   less accumulated depreciation........................................       (273)        (1,416)      (1,444)
                                                                            -------         ------      -------
   Property and equipment - net.........................................      1,313            567          552
                                                                            -------         ------      -------
Other non current assets................................................          7             18           38
                                                                            -------         ------      -------
Total non current assets - net..........................................      1,497          1,018        2,499
                                                                            -------         ------      -------
   Total Assets.........................................................    $ 1,912         $5,840      $18,410
                                                                            =======         ======      =======
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current portion of long term debt.......................................    $    36         $  132      $   105
Current portion of capital lease obligations............................        378            339          539
Advances received from shareholders.....................................         97              1           --
Accounts payable........................................................        197            836        1,249
Accrued liabilities and other current liabilities.......................        159            539          981
Deferred revenues.......................................................         14             --           --
                                                                            -------         ------      -------
   Total current liabilities and deferred revenues......................        881          1,847        2,874
                                                                            -------         ------      -------
Long term portion of long-term debt.....................................        590            426          625
Long-term portion of capital lease obligations..........................        917            568          471
                                                                            -------         ------      -------
   Total long-term debt.................................................      1,507            994        1,096
                                                                            -------         ------      -------
Shareholders' equity (deficit):
   Common stock:........................................................
     Ordinary shares, FRF 1 ($0.15) par value, shares issued and outstanding 1,500,000 as of December 31, 1998 and 6,039,800 as of
     December 31, 1999 and June 30, 2000                                        295          1,077        1,077
     Class A shares, FRF 1 ($0.15) par value issued and outstanding
     3,500,000 shares as of December 31, 1999 and 4,405,290 as of June
     30, 2000...........................................................         --            540          666
     Class B shares, 800,000 shares issued and outstanding as of
     December 31, 1998 at FRF 1 ($0.15) par value; converted into ordinary shares in 1999; 5,357,150 shares issued and outstanding
     as of June 30, 2000................................................        162             --          750
     Additional paid-in capital.........................................         44          8,191       23,704
     Deferred compensation..............................................         --            (49)         (40)
     Accumulated deficit                                                       (994)        (6,825)     (12,262)
     Accumulated other comprehensive income.............................         17             65          545
                                                                            -------         ------      -------
         Total shareholders' equity (deficit)...........................       (476)         2,999       14,440
                                                                            -------         ------      -------
     Total liabilities and shareholders' equity (deficit)...............     $1,912         $5,840      $18,410
                                                                            =======         ======      =======

                                 NET4MUSIC S.A.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                     YEAR ENDED                SIX MONTHS ENDED
                                                                    DECEMBER 31,                   JUNE 30,
                                                                 ------------------          --------------------
                                                                 1998          1999          1999            2000
                                                                 ----          ----          ----            ----
                                                                          (IN THOUSANDS OF U.S. DOLLARS)

                                                                                                  UNAUDITED
Revenues
   Sheet music website sales...........................        $    --      $     --       $    --         $    35
   Interactive kiosks revenues.........................            706           176           111              13
   Engraving services..................................            286            97            67               9
   Other...............................................            159            26             3               8
                                                               -------      --------       -------         -------
   Total revenues......................................          1,151           299           181              65
Cost of sales..........................................           (475)         (578)         (516)            (44)
                                                               -------      --------       -------         -------
Gross profit (loss)....................................            676          (279)         (335)             21
                                                               -------      --------       -------         -------
Website development expenses...........................             --          (386)         (104)           (684)
Content development expenses...........................           (281)         (310)          (84)           (489)
Selling and marketing expenses.........................            (40)       (1,173)          (45)         (2,506)
General and administrative expenses....................           (454)       (2,366)         (590)         (1,888)
Restructuring charges..................................             --        (1,201)            --             --
                                                               -------      --------       -------         -------
   Total operating expenses............................           (775)       (5,436)         (823)         (5,567)
                                                               -------      --------       -------         -------
   Loss from operations................................            (99)       (5,715)       (1,158)         (5,546)
                                                               -------      --------       -------         -------
Interest expense.......................................            (86)         (154)          (82)            (47)
Interest income........................................              3            46            14             133
Foreign exchange gain (loss............................             --            (1)           --               1
Other income...........................................             --            --            --              21
                                                               -------      --------       -------         -------
   Loss before income tax..............................           (182)       (5,824)       (1,226)         (5,437
Income tax                                                          (2)           (7)           --              --
                                                               -------      --------       -------         -------
Net loss                                                       $  (184)     $ (5,831)      $(1,226)         (5,437)
                                                               -------      --------       -------         -------
Loss per share                                                 $ (0.08)     $  (1.15)      $ (0.35)        $ (0.51)
Number of shares used for the calculation of the loss
   per share                                                 2,300,000     5,084,867     3,546,600      10,658,980

The accompanying notes form an integral part of the consolidated financial statements.

                                 NET4MUSIC S.A.

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME


                                                                                                  SIX MONTHS
                                                                     YEAR ENDED                      ENDED
                                                                    DECEMBER 31,                   JUNE 30,
                                                                --------------------         ---------------------
                                                                 1998          1999           1999           2000
                                                                ------        ------         ------         ------
                                                                          (IN THOUSANDS OF U.S. DOLLARS)

                                                                                                  UNAUDITED
Net loss...............................................         $(184)       $(5,831)       $(1,226)       $(5,437)
Other comprehensive income Foreign currency
   translation adjustment..............................            17             48            (52)           480
                                                                -----        -------        -------        -------
Comprehensive loss.....................................         $(167)       $(5,783)       $(1,278)       ($4,957)
                                                                =====        =======        =======        =======

The accompanying notes form an integral part of the consolidated financial statements.

                                 NET4MUSIC S.A.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                 COMMON STOCK
                                               NUMBER OF SHARES
                                       ----------------------------------
                                                                                          ADDITIONAL
                                                                                           PAID-IN      ACCUMULATED
                                       ORDINARY      CLASS B     CLASS A     AMOUNT        CAPITAL        DEFICIT
                                       ---------    ---------   ---------    ------        -------        -------
                                                                                      (IN THOUSANDS OF U.S. DOLLARS)
At January 1, 1998.............        1,500,000      800,000         --     $  457        $    44        $  (810)
Net loss.......................                                                                              (184)
Translation adjustment.........
                                       ---------    ---------   ---------    ------        -------        -------
At December 31, 1998...........        1,500,000      800,000         --        457             44           (994)
Issuance of ordinary shares par
  value........................        3,739,800                                620          2,698
Conversion from Class B shares to
   ordinary shares.............          800,000     (800,000)
Issuance of Class A shares.....                                 3,500,000       540          5,394
Deferred compensation..........                                                                 55
Amortization of deferred
   compensation................
Net loss.......................                                                                            (5,831)
Translation adjustment.........                                                  --             --             --
                                       ---------    ---------   ---------    ------        -------        -------
At December 31, 1999...........        6,039,800           --   3,500,000     1,617          8,191         (6,825)
Issuance of Class A shares.....                                   905,290       126          1,257
Issuance of Class B shares.....                     5,357,150                   750         14,256
Amortization of deferred
   compensation................
Net loss.......................
Translation adjustment.........                                                                            (5,437)
                                       ---------    ---------   ---------    ------        -------        -------
At June 30, 2000 (Unaudited)...        6,039,800    5,357,150   4,405,290    $2,493        $23,704        $12,262
                                       =========    =========   =========    ======        =======        =======


                                                            ACCUMULATED OTHER     SHAREHOLDERS'
                                            DEFERRED          COMPREHENSIVE           EQUITY
                                          COMPENSATION           INCOME             (DEFICIT)
                                          ------------      -----------------     -------------
                                                      (IN THOUSANDS OF U.S. DOLLARS)
At January 1, 1998.............              $    --           $    --              $  (309)
Net loss.......................                                                        (184)
Translation adjustment.........                                     17                   17
                                             -------           -------              -------
At December 31, 1998...........                   --                17                 (476)
Issuance of ordinary shares par
  value........................                                                       3,318
Conversion from Class B shares to
   ordinary shares.............                                                          --
Issuance of Class A shares.....                                     --                5,934
Deferred compensation..........                  (55)                                    --
Amortization of deferred
   compensation................                    6                                      6
Net loss.......................                                                      (5,831)
Translation adjustment.........                                     48                   48
                                             -------           -------              -------
At December 31, 1999...........                  (49)               65                2,999
Issuance of Class A shares.....                                                       1,383
Issuance of Class B shares.....                                                      15,006
Amortization of deferred
   compensation................                    9                                      9
Net loss.......................                                                      (5,437)
Translation adjustment.........                                    480                  480
                                             -------           -------              -------
At June 30, 2000 (Unaudited)                 $   (40)          $   545              $14,440
                                             =======           =======              =======

The accompanying notes form an integral part of the consolidated financial statements.

                                 NET4MUSIC S.A.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                       YEAR ENDED               SIX MONTHS ENDED
                                                                      DECEMBER 31,                  JUNE 30,
                                                                    ----------------           ------------------
                                                                    1998        1999           1999          2000
                                                                    ----        ----           ----          ----

                                                                           (IN THOUSANDS OF U.S. DOLLARS)

                                                                                                    UNAUDITED
Cash flows from operating activities:
   Net loss............................................            $(184)      $(5,831)      $(1,226)      $(5,437)
Adjustments to reconcile net loss to net cash provided by
   (used in) operating activities
   Depreciation and amortization of intangible assets..                7           201           (10)           94
   Depreciation and amortization of property and
     equipment.........................................               226         1,256           192            96
   Other...............................................               --           (51)           --            --
   Increase (decrease) in cash from:
     Accounts receivable...............................              (20)          146           (25)           --
     Other current assets..............................              (44)         (403)           30           (47)
     Prepaid expenses..................................               22          (143)         (107)         (333)
     Accounts payable..................................               63           459           205           456
     Accrued liabilities...............................               34           578           (53)          469
     Deferred revenues                                                 2            (2)            --           --
                                                                   -----       -------       -------       -------
       Net cash provided by (used in) operating activities           106        (3,790)         (994)       (4,702)
                                                                   -----       -------       -------       -------
Cash flows from investing activities:
   Purchases of property and equipment and
     intangibles.......................................             (137)       (1,177)          (75)         (140)
     Other.............................................               (3)            2            --            --
                                                                   -----       -------       -------       -------
     Net cash provided by (used in) investing activities            (140)       (1,175)          (75)         (140)
                                                                   -----       -------       -------       -------
Cash flow from financing activities:
   Cash proceeds from issuance of shares...............               --         9,252         3,819        15,006
   Increase in financial debt..........................              141           213            --           593
   Reimbursement of financial debt.....................             (259)         (416)         (188)         (244)
                                                                   -----       -------       -------       -------
   Net cash provided by (used in financing activities..             (118)        9,049         3,631        15,355
                                                                   -----       -------       -------       -------
Effect of exchange rate changes on cash................                4            --          (597)          253
                                                                   -----       -------       -------       -------
Net increase (decrease in cash and equivalents)........             (148)        4,084         1,965        10,766
                                                                   -----       -------       -------       -------
Cash and equivalents, beginning of period..............              170            22            22         4,106
                                                                   -----       -------       -------       -------
Cash and equivalents, end of period....................            $  22       $ 4,106       $ 1,987       $14,872
                                                                   =====       =======       =======       =======


Supplemental cash flow information on non-cash transactions:
The Company issued 905,290 "Actions a bons de souscription d'actions" in exchange of some distribution rights and other services valued at $1,382,082 in the six month period ended June 30, 2000.

The accompanying notes form an integral part of the consolidated financial statements.

                                 NET4MUSIC S.A.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.1.     NATURE OF BUSINESS

         Net4Music S.A. (the "Company") was incorporated in France as a Societe Anonyme or corporation in 1995, under the name "Interactive Musique Compagnie" (IMC S.A.), to develop and distribute digital sheet music through interactive kiosks displayed in specialized music stores. As of July 28, 1999 but effective January 1, 1999, the Company changed its name from IMC S.A. to Net4Music S.A., and merged with its two 100% owned subsidiaries, Euro Music System S.A. ("EMS") and Music Writer Europe S.A. ("MWE").

         With prepaid cards, users could acquire digital sheet music stored on interactive kiosks and print when required. In 1999, the Company acquired the business of its main competitor in France, Informusique. The major part of this acquisition was its website, www.partitor.com. The Company's activity then evolved towards Internet through the development of the website, www.net4music.com, partly with Partitor technologies and the development of its content through the negotiation of musical works distribution agreements with publishers. The Company decided to stop its distribution activity through interactive kiosks (see note 1.7) in order to concentrate on the website development officially launched in December 1999. The website provides editorial and pedagogical information on music and users can purchase downloadable sheet music and MIDI files. Sheet music can be printed as the number of copies is defined in the order. A transfer of files on other computers is prevented by technology developed by the Company. Payments are made with credit cards.

         The company's registered office is located in Marly (Moselle), its operating activities in Paris and Lyon. The Company has a wholly owned subsidiary in the United States of America, Net4Music Inc. which was incorporated in July 1999 and whose activity is mainly dedicated to promotion and marketing. Notmad is another wholly-owned subsidiary located in Madagascar and is dedicated primarily to the engraving activity. The Company has also a dormant subsidiary, IMA Dakar.

1.2.     BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

Basis of presentation

         The accompanying consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

         The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying footnotes. Actual results could differ from those estimates. Significant estimates include revenue forecasts on the sale of existing products and the recoverable amounts of capitalized website costs. Management periodically reviews these estimates and it is possible that management's evaluation of the capitalized costs recoverability may change because of actual results or other factors.

         As of December 31, 1998, the consolidated accounts comprise the accounts of IMC S.A., MWE S.A. and EMS S.A. As of December 31, 1999 and June 30, 2000, the consolidated accounts comprise the accounts of Net4Music S.A. and its 100% owned subsidiaries, Net4Music Inc. in the United States of America and Notmad in Madagascar. Intercompany accounts and transactions have been eliminated.

         In October 1999, the Company acquired Informusique, a French company focused on mail order distribution, for $244,000. The acquisition was accounted for under the purchase method of accounting. Accordingly, the purchase price has been allocated to the acquired assets and liabilities based on fair values as of the acquisition date. The historical operations of Informusique were insignificant prior to the acquisition.

1.3      INTERIM FINANCIAL INFORMATION

         The interim financial statements, which are presented unaudited, were prepared in accordance with the accounting principles for interim accounts generally accepted in the United States. As a result, they do not contain all the information and the notes required for complete financial statements. According to the Company, all adjustments (recurring and current provisions) deemed necessary to give a true and accurate picture of the statements have been included.

         The results for the six-month period ended June 30, 2000 are not necessarily representative of the results expected for the fiscal year ending December 31, 2000. These interim financial statements must be reviewed with reference to the annual consolidated financial statements as of December 31, 1998 and 1999.

1.4      FOREIGN CURRENCY TRANSLATION

         The reporting currency of the Company is the Euro.

         All assets and liabilities in the balance sheet of entities whose functional currency, which generally is the local currency, is other than the Euro are translated into Euro equivalents as follows: (1) asset and liability accounts at year end rates, (2) income statement accounts at weighted average exchange rates for the year, and (3) shareholders' equity accounts at historical exchange rates. Gains or losses resulting from the above translation process are recorded in shareholders' equity.

         These consolidated financial statements expressed in euros have been translated into US dollars applying following principles: all assets and liabilities in the balance sheet are translated into US dollars equivalents as follows: (1) asset and liability accounts at year end rates, (2) income statement accounts at weighted average exchange rates for the year, and (3) shareholders' equity accounts at historical exchange rates. Gains or losses resulting from the above translation process are recorded in shareholders' equity.

         In individual accounts, gains and losses arising from foreign currency transactions are reflected in the statement of income. Assets and liabilities denominated in foreign currencies at year end are translated at the rate of exchange in effect at the balance sheet date. The Company has not undertaken hedging transactions to cover its currency translation exposure.

1.5      REVENUE RECOGNITION

         The Company historically has derived most of its revenues from the rental of interactive kiosks, the sale of prepaid cards and engraving services. Engraving services are generally contained within distribution agreements and music works are, in some cases, digitized by the Company and corresponding costs charged to the publisher.

         Rentals of interactive kiosks are spread over the renting duration. Revenues generated by the sale of prepaid cards are recognized when cards are delivered to the distributor.

         Engraving services revenues are recognized at the delivery of digital sheet music to the publisher. Product sales and shipping revenues are recognized when the product is delivered.

1.6      COST OF SALES AND OPERATING EXPENSES

COST OF SALES

         Cost of sales mainly includes royalties paid to publishers, depreciation costs of interactive kiosks and other costs directly linked to the running of the interactive kiosks such as maintenance and personnel costs and the costs of prepaid cards.

WEBSITE DEVELOPMENT EXPENSES

         Website development expenses are mainly non-capitalized development costs and the amortization costs of capitalized expenses (see note 1.10) as well as costs dedicated to site maintenance and minor improvements.

CONTENT DEVELOPMENT EXPENSES

         Content development expenses are mainly the costs of entering and engraving music work under digital format. These costs are expensed as incurred. Some distribution agreements stipulate that the publisher pays for a portion of these costs according to a contractual rate; these amounts are recorded as engraving services revenues.

SELLING AND MARKETING EXPENSES

         The primary allocation of selling and marketing expenses covers the salaries of the employees who are dedicated to these particular activities. Also included are the costs of participating in exhibitions, public relation or marketing events and of printings.

1.7      RESTRUCTURING CHARGES

         As a result of the management's decision to stop its distribution activity through interactive kiosks in December 1999, restructuring charges were recorded which consisted primarily of the write-off of capitalized leased interactive kiosks (approximately $816,000) and related development costs along with accrued interest on lease contracts (approximately $92,500).

1.8      NET LOSS PER SHARE

Net result per share is calculated by dividing the consolidated net loss by the weighted average number of shares of the Company. As net losses have been reported in all periods presented, the dilutive effects of warrants were excluded from the calculation of net loss per share as it would reduce net loss per share.

         All share and per share amounts have been restated to reflect the 100 to 1 stock split approved by the shareholders in July 1999.

1.9      SEGMENT REPORTING

         The Company has determined that its reportable segments are those that are based on the Company's internal financial reporting.

         Management considers that the Company's activity, at present, represents one segment, the distribution of sheet music and similar digital products. Identified assets, capital expenditures and depreciation of assets located outside of France are not material. The Company's operations were located mainly in France in 1998 and 1999. Net4Music Inc. incurred a loss of $1,042,486 in 1999.

1.10     INTANGIBLE ASSETS

         Intangible assets consist primarily of capitalized development costs of distribution and patent filing costs.

Capitalized development costs of distribution

         The capitalized development costs of distribution means include costs of developing interactive kiosks and the website and particularly costs of developing software giving users access to information on the kiosk or the website.

         Costs of preliminary studies of the functional analysis and kiosks or website post-implementation costs are expensed when incurred and posted in "Website development expenses" in the statements of operations. Application development stage costs are capitalized and amortized on a straight-line basis over the useful life of the website which is estimated at three years. The estimated useful life is based on planned or expected significant modifications of the site in response to the rapid rate of change in the Internet industry and technology in general.

Filing and acquisition costs of patents

         Costs of filing patents, which are primarily legal fees, are capitalized when the Company demonstrates a strong intention to use or market the technique or innovation and chances of commercial success are reasonable. Related costs for the website technology are amortized on a straight-line basis over the useful life of the website, estimated at three years.

         In 1995, the Company acquired a patent for a technique of electronic music desk. As the Company had no plan to market this technique, corresponding patent costs were fully amortized before 1998.

1.11     PROPERTY AND EQUIPMENT

         Property and equipment are stated at their acquisition costs. They are depreciated using the straight-line method over the estimated useful life of the asset as follows:

                                                                         PERIOD
                                                                         ------
Purchased software...................................................     1 year
Computer equipment...................................................    4 years
Furniture............................................................ 3-10 years
Vehicles.............................................................    5 years
Leasehold improvements...............................................   10 years

         Property and equipment held under capital leases are capitalized and depreciated over the useful life of the asset where there is a contractual option to buy or over the residual life of the lease contract.

1.12     IMPAIRMENT OF ASSETS

         Long-lived assets are written down when, as a result of events and changes in circumstances within the year, their recoverable value based on undiscounted future cash flow appears to be permanently less than their carrying value.

1.13     CASH AND CASH EQUIVALENTS

         Overdrafts are posted against cash in the balance sheets. As of December 31, 1998 and 1999, overdrafts amounted to $19,830 and $37,170, respectively.

         Cash equivalents have an original maturity of three months or less and present no material rate risk. They are accounted for at their historical value.

         At December 31, 1999, cash equivalents approximated $3,944,000 consisting of marketable securities. The Company had no cash equivalents at the end of 1998. Realized losses and gains on 1998 and 1999 transactions were immaterial. Unrealized gains on marketable securities owned by the Company have been considered as accrued interest and accounted for in the statement of operations for a total of $18,085 as of December 31, 1999.

1.14     FAIR VALUE OF FINANCIAL INSTRUMENTS

         At December 31, 1998 and 1999, the carrying values of current financial instruments such as cash, cash equivalents, accounts receivable, accounts payable, other current assets, accrued liabilities and other current liabilities as well as the current portion of long-term debt and capital lease obligations approximated their market values, based on the short-term maturities of these instruments.

         At December 31, 1998 and 1999, the market value of long-term debt approximates its carrying value. Market value is determined using discounted future cash flows at a market interest rate or other appropriate valuation method.

1.15     CREDIT RISK AND CONCENTRATION OF RISKS

         Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents as well as accounts receivable.

         The Company has cash investment policies that limit investments to short term instruments with a low risk. The Company's cash is held in euros and U.S. dollars and is concentrated primarily in major French and American banks.

         The Company historically has sold its products through the interactive kiosks to customers located mainly in France. The Company has performed credit evaluations of its customers and accounted for allowances for potential credit losses subsequent to the decision of discontinuing the kiosk activity. The new Internet activity has not generated any revenue during the periods presented, except for limited revenues in the six month period ended June 30, 2000.

         The Company has entered into license agreements for the operation of music publishing catalogues including the duplication and distribution of music work on digital support, with a limited number of publishers. These contracts may include a period of exclusivity and are generally renewable after the initial contractual period.

         Future results of the Company depend upon several risks and uncertainties which include:

         - its ability to increase the number of new customers on the website developed in 1999,

         - the introduction of content, web pages, new or improved products and services,

         -        competition on prices,

         - the level of Internet use and the ability of customers to accept Internet for the Company's products and services,

         - its maintenance and improvement of the technical systems upon which its operations rely,

         - its ability to attract and retain qualified management and employees,

         - technical difficulties, website breaks or inefficiencies independent from the Company,

         -        sales and marketing decisions,

         -        decisions of regulatory authorities, and

         - general economic conditions, especially those affecting Internet networks, e-commerce and the leisure industry.

         Management considers that the Company has sufficient financial resources to face its future commitments and obligations. The Company has finalized a private placement extending the prospects beyond December 31, 2000.

2.       INTANGIBLE ASSETS

         The change in both the gross value and the accumulated amortization of intangible assets can be analyzed as follows:

                                                                                  EFFECT OF
                              DECEMBER 31,                                         EXCHANGE         DECEMBER 31,
                                  1998          ADDITIONS       REDUCTIONS       RATE CHANGES          1999
                              ------------      ---------       ----------       ------------       ------------
                                                                   (IN THOUSANDS)
Interactive kiosks
    development costs.....        $204                             $187               $(17)            $ --
Capitalized website
    development costs.....                         $448                                (26)             422
Patents and similar.......          93               51                                (15)             129
Other intangible assets...          62                               56                 (6)              --
                                  ----             ----            ----               ----             ----
Total gross value.........         359              499             243                (64)             551
                                  ----             ----            ----               ----             ----
Amortization of:
Interactive kiosks
    development costs.....          --              187             187
Capitalized website
    development costs.....          --               13                                 (1)              12
Patents and similar.......         120                2                                (16)             106
Other intangible assets...          62                               56                 (6)
                                  ----             ----            ----               ----             ----
Total amortization........        $ 82             $202            $243               $(23)            $118
                                  ----             ----            ----               ----             ----
Net ......................        $177                                                                 $433
                                  ====                                                                 ====

         In 1999, the Company acquired the business of its main French competitor, Informusique, for $244,000 including several assets of which the most significant is an Internet site. The acquisition price has been allocated to its different components. $234,480 has been allocated to capitalized site development costs and is being amortized over three years from the acquisition date.

3.       PROPERTY AND EQUIPMENT

         The change in both the gross value and the accumulated depreciation of property and equipment can be summarized as follows:


                                                                                          EFFECT OF
                              DECEMBER 31,                                                 EXCHANGE          DECEMBER 31,
                                  1998            ADDITIONS           REDUCTIONS         RATE CHANGES            1999
                              ------------        ---------           ----------         ------------        ------------
                                                                    (IN THOUSANDS)
Computer equipment and
    software..............   $       7             $    181                                 $   (11)           $    177
Interactive kiosks........       1,493                                                         (208)              1,285
Vehicles..................          36                   22            $   22                    (5)                 31
Office furniture and
    other.................          50                   70                                     (10)                110
Fixed assets under
    construction..........          --                  403                                     (23)                380
                             ---------             --------            ------               -------            --------
Total gross value.........   $   1,586                  676                22                  (257)           $  1,983
                             ---------             --------            ------               -------            --------
Depreciation of computer
    equipment and software           7                   74                                      (5)                 76
Depreciation of
    interactive kiosks....         226                1,157                                     (98)              1,285
Depreciation of vehicles..          22                   11                 2                    (4)                 27
Depreciation of furniture
    and other.............          18                   14                                      (4)                 28
                             ---------             --------            ------               -------            --------
Total depreciation........   $     273             $  1,256            $    2               $  (111)           $  1,416
                             ---------             --------            ------               -------            --------
NET VALUE                    $   1,313                                                                         $    567
                             =========                                                                         ========

         The Company has financed much of its equipment, especially the interactive kiosks, through capital lease contracts. The Company entered into no additional lease agreements during 1999.

         Capitalized lease costs have been accounted for in property and equipment for $1,493,000 as of December 31, 1998 and $1,286,000 as of December 31, 1999 (difference is solely the effect of exchange rate changes). Accumulated depreciation at December 31, 1998 and 1999 was $173,850 and $1,286,000, respectively.

         Following strategic decisions taken by the Company in 1999 on its future development and the future of the kiosk activity, the Company decided to fully depreciate the interactive kiosk assets and accrue for future interests on corresponding lease contracts.

         Average residual lifetime of lease contracts is 2.5 years. In case of an early termination, the Company owes all rent through the contracts' termination dates as well as a penalty equivalent to one-quarter of the rent.

4.       OTHER CURRENT ASSETS

                                                        DECEMBER 31,         DECEMBER 31,
                                                            1998                 1999
                                                        ------------         ------------
Spare parts inventory..............................         $ 27                $  --
VAT receivable.....................................           99                  445
Lease back receivable..............................        -----                -----
Other..............................................           13                   54
                                                           -----                -----
    Total other current assets.....................        $ 139                $ 499
                                                           =====                =====

5.       SHAREHOLDERS' EQUITY

5.1.     GENERAL

         As at December 31, 1999, the authorized, issued and outstanding share capital of the Company consisted of 6,039,800 ordinary shares and 3,500,000 Class A shares at a nominal value of FRF 1. The ordinary shares and Class A shares have the same voting rights.

         Class A shares benefit over ordinary shares from preferential rights on the Company's net assets in the case of liquidation and a right to designate a member of the Board of Directors.

         In December 1999, the shareholders authorized the issuance for cash of 3,500,000 Class A shares, resulting in a share capital increase of $539,450.

         In July 1999, the Company agreed to effect a 100-for-1 stock split, reducing the nominal value of ordinary shares from FRF 100 to FRF 1.

         In March 1999, Class B shares issued in April 1995 and July 1996 were converted into ordinary shares. As of December 31, 1999, no Class B shares are outstanding (see Note 15.)

         Upon the incorporation of IMC S.A in 1995, the founders of the Company invested $160,550. Subsequent share capital increases were authorized by the shareholders of the Company in April 1995 (contribution in kind for an amount of $134,000 and in cash for an amount of $103,000), July 1996 (cash contribution of $59,000) and March 1999 (cash contribution of $620,470).

5.2.     STOCK OPTIONS AND WARRANTS

         In December 1999, the shareholders authorized the Board of Directors to grant 490,000 "Bons de Souscription de Parts de Createur d'Entreprise" or "BSPCE" warrants to certain employees. Each warrant allows the holder to purchase one ordinary share at an exercise price of FRF 11 per share. These warrants vest over three years (163,333 warrants are exercisable one year after grant date, then 1/24(th) of the remaining warrants per month) and expire five years after grant date. If the Company effects a listing of its ordinary shares on a stock market or in the event of a change in control of the Company, the warrants become immediately exercisable.

         Also in December 1999, the shareholders authorized the Board of Directors to grant 390,530 Bons de Souscription d'Actions or "BSA" warrants to external consultants. Each warrant allows the holder to purchase one ordinary share at an exercise price of FRF 11 per share. These warrants vest gradually over three years and expire five years after grant date. If the Company effects a listing of its ordinary shares on a stock market or in the event of a change in control of the Company, the warrants become immediately exercisable.

         In September 1999, the shareholders authorized the Board of Directors to grant 170,489 "BSPCE" warrants to certain employees. Each warrant allows the holder to purchase one ordinary share at an exercise price of FRF 5.35 per share. These warrants vest over three years (56,830 warrants are exercisable one year after grant date, then 1/24th of the remaining warrants per month) and expire five years after grant date. If the Company effects a listing of its ordinary shares on a stock market or in the event of a change in control of the company, the warrants become immediately exercisable.

         In August 1999, the shareholders authorized the Board of Directors to grant 415,190 BSA warrants, of which 339,701 were granted to employees and 75,489 were granted to external consultants. Each warrant allows the holder to purchase one ordinary share at an exercise price of FRF 5.35 per share. These warrants vest gradually over three years and expire five years after grant date. If the Company effects a listing of its ordinary shares on a stock market or in the event of a change in control of the Company, the warrants become immediately exercisable.

         In July 1999, the shareholders authorized the Board of Directors to grant 1,325,778 "BSPCE" warrants to certain employees and directors. Each warrant allows the holder to purchase one ordinary share at an exercise price of FRF 5.35 per share. These warrants vest over three years (of 1,124,800 warrants, 156,222 are exercisable one month after grant date, then the remaining vest 1/35th per month; of 200,978 warrants, one third are exercisable one year after grant date, the remaining vest 1/24th per month) and expire five years after grant date. If the Company effects a listing of its ordinary shares on a stock market or in the event of a change in control of the Company, the warrants become immediately exercisable.

         A total of 2,791,987 warrants were issued in 1999 and remain outstanding as of December 31, 1999. The Company did not issue warrants in years prior to 1999.

         The following is additional information related to warrants outstanding as of December 31, 1999:

                       OUTSTANDING
-----------------------------------------------------------
EXERCISE              NUMBER               WEIGHTED AVERAGE             NUMBER
 PRICE             OUTSTANDING                 REMAINING             EXERCISABLE
                                           CONTRACTUAL LIFE
--------           -----------             ----------------          -----------
FRF 5.35            1,911,457                     4.6                  321,437
FRF 11                880,530                     4.9                   24,459


Warrants granted to external consultants have been valued in accordance with FASB Statement No. 123, "Accounting and Disclosure of Stock-Based Compensation" (FAS 123). The fair value of these warrants has been estimated as of the grant date with the minimum-value method and the following assumptions: expected dividend yield of 0%, risk-free interest rate of 4.45% and expected lives of 5 years. Total deferred compensation calculated in 1999 was $55,000, of which $49,000 was unrecognized as of December 31, 1999 and will be recognized over the remaining service terms.

         The Company accounts for employee and director stock-based grants in accordance with APB Opinion No. 25, "Accounting For Stock Issued to Employees" and related Interpretations (APB 25). Under APB 25, no compensation expense is recognized for grants to employees and directors if the exercise price of the grant is at or above the fair market value of the underlying stock on the date of grant. All grants have been at or above the fair market value of the underlying stock, as determined by management, on the respective dates of grant; therefore, no compensation expense has been recognized to date for stock-based grants to employees or directors.

         As required by FAS 123, pro forma information regarding net loss and loss per share has been determined as if the Company had accounted for employee and director stock options under the fair value method provided for under FAS
123. The fair value for the grants to directors and employees of the Company was estimated at the date of grant using the minimum value method with the following assumptions: expected dividend yield of 0%, risk-free interest rate of 4.45% and expected lives of 5 years.

         The weighted average fair value of warrants granted during the year was $0.35. For purposes of the pro forma disclosures, the estimated fair value of warrants granted has been amortized to expense over the vesting period. The Company's pro forma information for FAS 123 follows (in thousands, except for loss per common share information):

                                                                  1999
                                                                -------
Pro forma net loss...................................           $(5,900)
Pro forma net loss per share.........................             (1.16)

6        LONG TERM DEBT

                                                                     DECEMBER 31,                 DECEMBER 31,
                                                                         1998                         1999
                                                                     ------------                 ------------
                                                                                   (IN THOUSANDS)
Conditional advance from ANVAR............................               $ 367                        $ 374
Convertible bonds.........................................                 160                          138
Bank loans................................................                  99                           46
                                                                         -----                        -----
     Total long-term debt.................................                 626                          558
     Less current portion.................................                 (36)                        (132)
                                                                         -----                        -----
Long term portion of long term debt.......................               $ 590                        $ 426
                                                                         =====                        =====


Conditional advance from ANVAR

         In 1997 and 1998, the "Agence Nationale pour la Valorisation de la Recherche" (ANVAR), a French state-owned institution dedicated to the financing of research and development activities of French companies, granted the Company non-interest bearing advances for its interactive kiosk development activities. Reimbursement of these advances depends upon the technical and commercial success of the program. The Company has already reimbursed a portion of these advances. The company initially benefited from these advances with another French company, EURITIS. A part of the cash received has been paid to EURITIS. As the Company has become the only debtor of ANVAR for the reimbursement of the advances, a receivable of $68,300 from EURITIS has been recorded, corresponding to the cash received by EURITIS. An allowance has been recorded with respect to the identified risk of unrecoverability.

Convertible bonds

         In September 1996, the Company issued 9,000 convertible bonds benefiting to EUREFI for a total of $175,600 in order to reinforce its equity and finance its growth.

         These bonds are convertible by the holder, 7 bonds giving a right on 4 shares, from January 1st, 2000 to the term of the debt at December 31, 2003. The debt bears interest at 6% a year payable each half-year at June 30 and December
31. Accrued interest has been included in other current liabilities at December 31, 1998 and 1999. Debt can be reimbursed in three annual payments of 3,000 bonds from December 31, 2001. In case the bonds are not converted or are only partly converted, the Company will have to pay a non-conversion penalty of 4% pro rata temporis at term. EUREFI has agreed not to convert its bonds.

Bank loans

         The Company has contracted 3 bank loans bearing interest at fixed rates and reimbursable monthly until 2001. The average interest rate was 5.8% at December 31, 1998 and 1999.

         Future minimum reimbursement at December 31, 1999 are as follows:


                                                                  (IN THOUSANDS)
2000......................................................              $43
2001......................................................                3
                                                                        ---
         Total............................................              $46
                                                                        ---
7.       COMMITMENTS

7.1.     CAPITAL LEASE OBLIGATIONS

         Future minimum lease payments under capital lease obligations due for the years ending December 31 are as follows (in thousands):

                                                                  (IN THOUSANDS)
2000......................................................             $395
2001......................................................              364
2002......................................................              146
                                                                       ----
Total minimum lease payments                                            905
less amount representing interest.........................              (88)
                                                                       ----
Present value of net minimum lease payments...............              817
less current portion......................................             (340)
                                                                       ----
         Long term portion................................             $477
                                                                       ====

7.2.     OPERATING LEASES

         The Company leases offices in Paris and Lyon under operating leases through 2008. Leases last generally three years and are renewable two additional three-year periods.

         In Marly, the Company entered into a short-term lease terminating on October 31, 2000.

         Future minimum lease payments under these leases for the year ending December 31, are as follows (in thousands):

                                                                  (IN THOUSANDS)
2000......................................................             $ 68
2001......................................................               61
2002......................................................               61
                                                                       ----
         Total minimum lease payments.....................             $190
                                                                       ====

         Rent expense for the years ending December 31, 1998 and 1999 was $17,200 and $39,750, respectively.

7.3.     OTHER COMMITMENTS

         The Company has entered into license agreements for the distribution of music publishing catalogues which require payments based on the sale of its products. As of December 31, 1999, no agreement required annual minimum payments.

         Payments to licensors are included in cost of sales in the consolidated statement of operations and were $93,450 and $24,500 for the years ended December 31, 1998 and 1999, respectively.

8.       ACCRUED LIABILITIES AND OTHER CURRENT LIABILITIES

         Accrued liabilities and other current liabilities consist of:

                                                                   DECEMBER 31,                DECEMBER 31,
                                                                       1998                        1999
                                                                   ------------                ------------
Accrued taxes............................................              $ 78                         $ 32
Accruals towards personnel and social institutions.......                77                          472
Other current liabilities................................                 4                           35
                                                                       ----                         ----
Total accrued liabilities and other current liabilities..              $159                         $539
                                                                       ====                         ====

9.       HEADCOUNT

         Average headcount of the Company was 15 and 89 employees as of December 31, 1998 and 1999, respectively. In 1998 and 1999, employee costs amounted to $301,500 and $1,108,400, respectively, and payments to management and the five most highly paid employees amounted to $260,000 and $327,700, respectively.

         As required by French law, the Company contributes to mandatory pension plans covering all French employees. Payments are based upon salaries and made to state-owned institutions. In France, legislation also requires that lump sum retirement benefits be paid to employees still in service with the Company at their retirement date, based upon their years of service and compensation at retirement. The obligation related to these retirement benefits was immaterial at December 31, 1998 and 1999.

         The other group companies have no specific pension plans.

10.      INCOME TAXES

         Loss before income taxes includes the following components:

                                                            DECEMBER 31,                 DECEMBER 31,
                                                                1998                         1999
                                                            ------------                 ------------
France.............................................            $(182)                      $(4,781)
United States......................................               --                        (1,042)
Other..............................................               --                            --
                                                               -----                       -------
Total..............................................            $(182)                      $(5,823)

         A reconciliation of income taxes computed at the French statutory rate (41.7% in 1998, 40% in 1999) to the effective income tax rate resulting from the statement of operations is as follows:


                                                                 DECEMBER 31,                 DECEMBER 31,
                                                                     1998                         1999
                                                                 ------------                 ------------
                                                                              (IN THOUSANDS)
Income tax expense (benefit) at French statutory rate..             $ (76)                      $(2,335)
Minimum tax payment....................................                 2                            7
Unused tax loss carry-forwards.........................                42                        2,003
Temporary differences..................................                34                          280
Other..................................................                --                           52
                                                                    -----                       ------
Effective income tax expense (benefit).................             $   2                       $    7
                                                                    =====                       ======


         The Company has no deferred tax liabilities. Significant components of deferred tax assets consist of the following:


                                                                 DECEMBER 31,                 DECEMBER 31,
                                                                     1998                         1999
                                                                 ------------                 ------------
                                                                              (IN THOUSANDS)
Tax losses carried forward                                          $  81                       $2,009
Other                                                                 140                          356
                                                                    -----                       ------
Deferred tax assets                                                   221                        2,365
Valuation allowance                                                  (221)                      (2,365)
                                                                    -----                       ------
Net deferred tax assets                                             $  --                       $   --
                                                                    =====                       ======


         Due to its historical losses, the Company believes there is no sufficient evidence of the recoverability of net deferred tax assets. Accordingly, the Company has provided valuation allowances covering 100% of its net deferred tax assets.

         At December 31, the Company had operating loss carry forwards in France for a total of $4,300,000 of which $112,000 can be carried forward indefinitely under French law. The remaining losses of $4,188,000 will expire, if not used, as follows:

                                                                    DECEMBER 31
                                                                    -----------
2000........................................................          $    47
2001........................................................               63
2002........................................................               17
2003........................................................               26
2004........................................................            4,035
                                                                      -------
                                                                      $ 4,188

         The Company has federal and state net operating loss carry-forwards of $1,042,500 which expire in 2019. These loss carry-forwards can only be used by the entity which has generated the corresponding tax losses.

11.      LITIGATION

         In the ordinary course of business, the Company can be party to legal actions, proceedings or claims. Corresponding costs are accrued when it is more likely than not that a loss will be incurred and the amount can be precisely or reasonably estimated. The Company is not a party to any material claim or proceeding.

12.      RELATED PARTY TRANSACTIONS

         As of December 31, 1998, the Company had received advances from several shareholders for a total of $104,000. These advances bore interest at an annual rate of 6% and were substantially satisfied during 1999.

13.      IMPACT OF THE YEAR 2000 CHANGE (UNAUDITED)

         The Company has not experienced any major disruption of its critical information technology systems and estimates that these systems have correctly addressed Year 2000 issues. Expenses linked to Year 2000 issues were immaterial in 1999. The Company is not aware of any Year 2000 issues affecting its products and services, its internal systems or products and services from third parties. The Company will monitor during 2000 its critical information systems and those of its suppliers and partners so as to remediate quickly any potential problems linked Year 2000 issues.

14.      INTRODUCTION OF THE EURO (UNAUDITED)

         On January 1, 1999, 11 of the 15 member countries of the European Union established a fixed conversion rate between their sovereign currencies and adopted the Euro as their common legal currency. As a result, the Euro now trades on currency exchanges and is available for non-cash transactions. The Company is modifying its business operations and systems to accommodate the Euro conversion. As of December 31, 1999, the cost of these modifications has not significantly affected its operating results.

15.      SUBSEQUENT EVENTS (UNAUDITED)

Distribution agreements

Schott Musik International GmbH

         On February 28, 2000, the Company executed a license agreement for the distribution of music works with Schott Musik International GmbH ("Schott"). Schott granted the Company the right to display and distribute music works for 5 years renewable. The Company has an exclusive period of two years. In July 2000, the agreement was extended from 5 to 10 years and provided Schott a non-exclusive use of a software to be developed. In exchange, Schott will be issued in October 2000, 100,000 additional shares at a price of FRF 25.

EMI Overseas Holding lid

         On April 4, 2000 , the Company executed three contracts with EMI Overseas Holding ltd ("EMI"): one consulting contract, one license agreement for the distribution of music works and one engraving agreement.

Shareholders' Equity

General

         As of June 30, 2000, the authorized, issued and outstanding share capital of the Company consisted of 6,039,800 ordinary shares, 4,405,290 Class A shares and 5,357,150 Class B shares at a nominal value of FRF 1.

Share capital increase

         In April 2000, the shareholders of the Company authorized the issuance of 905,290 "actions a bons de souscription d'actions" -- ABSA -- which give right to 905,290 Class A shares and 905,290 warrants.

         805,290 ABSAs have been issued to EMI Overseas Holding Ltd. at a price of FRF 11 in exchange of rights granted by the contracts described in the preceding section. Two warrants allow the holder to purchase one Class A share at a price of FRF 25 until December 31, 2000 and FRF 50 until December 31, 2001. These warrants are exercisable from grant date until December 31, 2001.

         100,000 ABSAs have been issued to Schott Music International GmbH at a price of FRF 11 in exchange of the rights granted by the contract described in the preceding section. Two warrants give the right to one Class A share at an exercise price of FRF 25. These warrants are exercisable from the grant date until December 31, 2000.

         An additional share capital increase was authorized at the Company's shareholders, meeting of May 15, 2000 resulting in the issuance of 5,357,100 Class B shares at a nominal value of FRF1 representing net proceeds of $14,798,300. Class B shares benefit over Class A and ordinary shares from preferential rights on the Company's net assets in case of liquidation.

         An additional share capital increase was authorized at the Company's shareholders' meeting of July 13, 2000 resulting in net proceeds of $49,300 and the issuance of 40,000 "BSA" warrants.

Stock options

         In April 2000, shareholders authorized the issuance of 120,000 "BSPCE" warrants at a price of FRF 0 per warrant. Each BSCPE grants the holder to purchase one ordinary share at an exercise price of FRF 11 per share. These BSCPEs vest over three years (1/3rd are exercisable one year after grant date, then 1/24th of the remaining BSCPEs vest per month) and expire five years after the grant date.

         The shareholders approved the issuance of 154,755 "BSA" warrants at a price of FRF 0 per BSA. Each BSA allows the holder to purchase one ordinary share at an exercise price of FRF 11 per share. These BSAs vest over three years (1/36th per month) and expire five years after the grant date.

         The shareholders, meeting of May 15, 2000 authorized the issuance of 6,250,019 BSAs at a price of FF 1 for 500 BSAs and 600,000 BSPCE warrants at a price of FRF 0 per BSPCE. The BSA warrants expire five years after grant date and allow the holder to purchase one Class B share per BSA at par and according to specific conditions related to equity transactions based on the number of exercisable BSAs.

         The BSPCE warrants expire five years after grant date and allow the holder to purchase ordinary shares at an exercise price of FRF 20 per share and according to specific conditions on the number of exercisable BSPCEs. They are exercisable only in the case the Company's ordinary shares are listed on a stock market.

         The shareholders' meeting of July 13, 2000 approved the issuance of 40,000 BSAs.

16.      EVENTS SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS' REPORT
         (UNAUDITED)

Agreement with Coda Music Technology, Inc.

         The Company and certain of its shareholders signed a definitive agreement on August 11, 2000, for the purchase of Coda Music Technology, Inc. common stock in consideration for 82% of the Company's shares. The transaction will be accounted for by the purchase method with the Coda shareholders owning, on a fully diluted basis, approximately one-third of the combined company. For accounting purposes, the transaction will be treated as a reverse acquisition whereby the financial statements of Net4Music will be the financial statements of the surviving corporation.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NET4MUSIC INC.


                                         By  /s/ Barbara S. Remley
                                           -------------------------------------
Date  January 2, 2001                        Barbara S. Remley,
                                             Chief Financial Officer


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

                                  Exhibit Index


Exhibit No.    Description


2 Stock Purchase Agreement dated August 11, 2000 between Coda Music Technology, Inc., Net4Music S.A. and certain shareholders of Net4Music S.A. - incorporated by reference to Exhibit 2 to the Registrant's Registration Statement on Form S-4 (File No. 333-43660).

3(i)           Amended and Restated Articles of Incorporation of Net4Music Inc.
               (as amended through October 19, 2000) - Previously Filed

23.1           Consent of Independent Auditors


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